Exhibit 10.24

                                 AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT

            Enzon Pharmaceuticals, Inc., f/k/a Enzon, Inc. (the "Company") and Arthur J. Higgins (the "Executive") agree to amend the Employment Agreement between them dated as of May 9, 2001, and amended as of May 23, 2001 (the "Agreement"), as follows:

1. Section 9(d)(i) of the Agreement is hereby amended to read in its entirety as follows:

            "(i) "Board Change" which, for purposes of this Agreement, shall have occurred if, over any twenty-four month period, a majority of the seats (other than vacant seats) on the Company's Board were to be occupied by individuals who were neither (A) nominated by at least one-half (1/2) of the directors then in office (but excluding, for purposes of determining directors then in office, any director whose initial assumption of office occurs as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined herein) other than the Company or its board of directors); nor (B) appointed by directors so nominated, or"

2. Section 9(d)(iii) of the Agreement is hereby amended to read in its entirety as follows:

            "(iii) a consolidation of the Company with another entity, or a merger of the Company with another entity in which neither the Company nor a corporation that, prior to the merger, was a subsidiary of the Company shall be the surviving entity; or"

3.    Section 10(g) of the Agreement is hereby amended as follows:

      (a)   Sections 10(g)(iv) and 10(g)(v) are hereby deleted.

      (b)   Section 10(g)(vi) is hereby renumbered as Section 10(g)(iv).

      (c) The first sentence of the last paragraph of Section 10(g) is amended to read in its entirety as follows:

            "In the event the Executive becomes entitled to payments under this
            Section 10(g) and/or the accelerated vesting of options under
            Section 11 hereof, the Company shall cause its independent auditors promptly to review, at the Company's expense, the applicability of
            Section 4999 of the Internal Revenue Code (the "Code") to such payments and/or vesting."

4. The Agreement is hereby amended by adding a new Section 11 thereto, which shall read as follows:

            11. Effect of Change of Control. In the event of a Change of Control, in addition to any other consequences provided for in this Agreement,

                  (a) all shares of restricted stock and restricted stock units awarded to Executive shall fully vest immediately prior to the Change of Control; and

                  (b) all options to acquire shares of the Company held by the Executive shall become


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                        fully vested immediately prior to the effective date of
                        the Change of Control. Executive shall have a reasonable opportunity to exercise all or any portion of such options prior to the effective date of the Change of Control, and any options not exercised prior to the effective date of the Change of Control shall terminate as of the effective date of the Change of Control and will be of no further force or effect. To the extent that this Section 11 is inconsistent with the provisions of the relevant plan and granting instruments under which such options were issued, the Company and Executive agree that such inconsistent provisions are hereby superceded and the provisions of this Section 11 shall govern.

5. The Agreement is hereby further amended by renumbering original Section 11 as Section 12. All references in the Agreement originally to Section 11 shall be changed to be references to Section 12.

6. Except as amended hereby, the Agreement shall remain in full force and effect. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The parties hereto have executed this Amendment as of December 3, 2003.

                         ENZON PHARMACEUTICALS, INC.


                         By:    /s/ Kenneth J. Zuerblis
                            ---------------------------------------------------
                            Vice President, Finance and Chief Financial Officer


                         By:    /s/ Arthur J. Higgins
                            ---------------------------------------------------


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